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                                   EXHIBIT 23
                       CONSENT OF INDEPENDENT ACCOUNTANTS



           We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File numbers 33-26277, 33-35857 and 33-41764) of Weitek Corporation of our report dated April 11, 1997, appearing on page 15 of this Form 10-K.




PRICE WATERHOUSE LLP

San Jose, California
April 15, 1997